Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



                                                                   EXHIBIT 10.11

                  "PRISM" DEVELOPMENT AND MARKETING AGREEMENT
                  -------------------------------------------

     This "Prism" Development and Agreement is made this ____ day of July, 1996 (the "Effective Date"), by and between Vignette Corporation, a Delaware corporation, with offices at 9430 Research Blvd., Building 2, Suite 150, Austin, Texas 78759 (hereinafter "Vignette"), and C|NET, Inc., a Delaware corporation, with offices at 150 Chestnut Street, San Francisco, California 94111 ("hereinafter "c|net").

     WHEREAS, c|net has developed and owns a certain content management software system that enables the efficient generation of hypertext markup language pages intended for delivery and viewing via the World Wide Web multimedia information retrieval system of the Internet; and

     WHEREAS, in conjunction with that certain Stock Purchase Agreement entered into by the parties concurrently herewith, the parties further desire to develop the software system into a commercial product and to specify the rights and obligations of each party in and to the software and product(s) to be developed therefrom;

     NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the receipt and sufficiency of which are acknowledged by each party, the parties agree as follows:

     1.    DEFINITIONS

     1.1 "c|net's Prism System" or "Prism" shall mean c|net's content management software system consisting of the particular components identified on attached Exhibit A and existing as of the Effective Date, but not the Intellectual Property embodied therein, which system enables the efficient generation of hypertext markup language pages intended for delivery and viewing on the World Wide Web of the Internet. Prism shall not include code, application programming interfaces or algorithms supplied by third parties.

     1.2 "Commercial System" shall mean a commercially marketable content management software system developed by Vignette hereunder that incorporates Prism or any Derivatives (as defined below) and that performs the principal functions for which c|net uses Prism as of the Effective Date.

     1.3 "Competitive System" shall mean any product that is reasonably competitive with the Commercial System to be developed hereunder by Vignette.

     1.4 "Confidential Information" shall mean printed or electronically recorded matter, know-how, trade secrets, and other information of a non-public nature that is known or used by a party. Confidential Information includes information generated as a result of the activities of the

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

parties hereunder, as well as background information owned by a party prior to the Effective Date and made available to the other party hereunder, whether disclosed in writing or orally.

     1.5 "Derivatives" shall mean (a) any software, work product, improvement, modification, alteration, enhancement, new version, update, localization, upgrade, port, translation, design and documentation, in any medium, format or form whatsoever, that is derived in any manner, directly or indirectly, from the Systems (as defined below) or any part or aspect thereof, or that uses or incorporates the Systems or any part or aspect thereof; (b) all derivative works of the Systems as defined in the Copyright Law of the United States, Title 17 U.S.C. (S) 101 et seq., and (c) all materials and documentation related to each of the foregoing. The foregoing notwithstanding, Derivatives shall not include:
(1) derivative works of the Systems programming language that are intended only for Internal Use; (2) derivative works of the Systems templates; (3) code, application programming interfaces or algorithms supplied by third parties that are not derivative works of the Systems as defined in the Copyright Law; or (4) any algorithm or code created after the Effective Date and designed to be linked into the hypertext transfer protocol (HTTP) server code in the HTTP server application programming interface (API).

     1.6 "Design Phase" shall mean the period commencing on the Effective Date and ending with the commencement of the Marketing Phase.

     1.7 "Intellectual Property" (also referred to as "IP") means the worldwide intangible legal rights or interests evidenced by or embodied in (i) any idea, design, concept, methods, process, technique, apparatus, invention, discovery, or improvement, including any patents, patent applications, trade secrets, and know-how; (ii) any work of authorship, including any copyrights, industrial designs, registration or moral rights recognized by law, (iii) any trademarks, tradenames, trade dress and associated goodwill, and (iv) any other proprietary technology or material in which similar rights exist.

     1.8 "Internal Use" shall mean, with respect to the software that is the subject of this Agreement, Use (as defined below) by c|net or any transferee of all or substantially all of c|net's business (whether through merger, stock sale or asset sale) for internal development purposes and/or for internal production purposes at up to ***** Internet sites of companies that are owned at least fifty (50) percent by c|net or any such transferee.

     1.9 "Marketing Phase" shall mean the period commencing with the marketing, sale, distribution and support of Release 1.0.

     1.10 "Release 1.0" shall mean the first commercially available version of the Commercial System.

     1.11 "Stock Purchase Agreement" shall means the agreement between the parties of even date herewith under which c|net has purchased certain preferred stock in Vignette.

     1.12 "Systems" shall mean Prism and the Commercial System, as modified or enhanced from time-to-time and including any Derivatives developed by either party.

     1.13 "Use" shall mean the right to use, copy, archive, modify, support and prepare derivative works.

     Other terms may be defined for the purposes of this Agreement in the context in which they are used or according to the definitions set forth in the Stock Purchase Agreement, to which this Agreement is an Appendix.

     2.    EFFECTIVE DATE AND TERM

     This Agreement shall become effective on the Effective Date and, subject to the survival provisions set forth herein, shall continue until the parties shall agree otherwise or as terminated in accordance with the provisions of Article 8.

     3.    ASSIGNMENT OF PRISM TO VIGNETTE

     3.1   Assignment.  For good and valuable consideration, the receipt and
           ----------
sufficiency of which is hereby acknowledged, c|net hereby assigns, sells and transfers to Vignette all of its right, title and interest in and to the source and binary code comprising Prism, all documentation for such source and binary code existing as of the Effective Date, and any copyrights owned by c|net in the foregoing deliverables (collectively, the "Transferred Assets").

     3.2   Retained Rights.  Vignette acknowledges that, except for the
           ---------------
copyrights specifically identified in Article 3.1, all Intellectual Property in and to Prism shall remain owned by c|net.

     3.3   Transfer Formalities.  c|net shall transfer physical possession of
           --------------------
the Transferred Assets at the Closing as defined in the Stock Purchase Agreement, or at such other time and place as the parties may mutually agree. c|net may retain one or more copies of the source and binary code comprising Prism, and the documentation for such source and binary code, subject to Article
4.2. At the Closing, c|net shall execute and deliver an appropriate Assignment, in the form shown attached as Exhibit B, and provide such other assistance as necessary to enable Vignette to record its ownership of the Transferred Assets.

     4.    LICENSES

     4.1   License Grants to Vignette.
           --------------------------

           (a)  Prism Intellectual Property.  c|net hereby grants Vignette an
                ---------------------------
     exclusive (except as to Internal Use), perpetual, royalty-free license to use Intellectual Property retained by c|net and embodied in Prism or any Derivatives for use in developing, manufacturing, having manufactured, using, reproducing, modifying, creating Derivatives, marketing, offering for sale, selling and otherwise distributing the

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Commercial System. This license shall be exclusive, except for Internal Use. This license will terminate only upon c|net's termination of this Agreement pursuant to Article 8.

           (b)  Derivatives.  c|net hereby grants Vignette an exclusive (except
                -----------
      as to Internal Use), transferable, perpetual, royalty-free license to Derivatives of Prism developed by c|net during the ***** period after the Effective Date (including without limitation all Intellectual Property rights embodied therein) for use in developing, manufacturing, having manufactured, using, reproducing, modifying, creating Derivatives, marketing, offering for sale, selling and otherwise distributing the Commercial System. The parties shall meet regularly and work in good faith to agree to the then-current Derivatives contribution, and may by mutual agreement designate as Derivatives items that fall outside of the definition set forth in Article 1.5 and designate as not being Derivatives items that fall within the foregoing definition.

     4.2   License Grants to c|net.
           -----------------------

           (a)  Systems.  Vignette hereby grants c|net (and its permitted
                -------
     transferees as defined in Article 1.8) a perpetual, non-exclusive, royalty-free license to use the Systems in source or binary form for Internal Use. To facilitate this license, Vignette will promptly deliver to c|net all source code, binary code and documentation relating to the Systems at the close of the Design Phase and at such times thereafter as requested. This license will terminate upon Vignette's termination of this Agreement pursuant to Article 8.

           (b)  Other Vignette Products.  Vignette hereby grants c|net the right
                -----------------------
     to license or otherwise acquire any Vignette products or services for Internal Use on terms and conditions that are at least as favorable to c|net as the most favorable terms offered by Vignette to any end-user customer with respect to such products or services (giving effect to any volume discounts or other promotions or incentives). c|net, or any company owned at least 50% by c|net, may license or otherwise acquire Vignette products and services for use other than Internal Use so long as such acquisitions are within Vignette's then-current standard end user license agreement(s), with acquisition costs determined by Vignette's then-current end user price lists.

     4.3   No Other Licenses.  The parties do not intend to share data, designs,
           -----------------
technology, marketing information and other business information and technology except insofar as it may be useful or required for the purposes contemplated by this Agreement. Except as expressly stated herein, no licenses or immunities are granted under this Agreement by implication, estoppel, or otherwise under any Intellectual Property rights of any party.

     4.4   No License Fees or Royalties.  No license fees or other royalties
           ----------------------------
shall be paid by either party to the other party with respect to the licenses granted above.

     5.    DEVELOPMENT OF THE COMMERCIAL SYSTEM

     5.1   Joint Development of Release 1.0.  Vignette and c|net will jointly
           --------------------------------
develop Release 1.0. In connection therewith, but subject to the terms and conditions hereof, Vignette shall control the Release 1.0 development project including, without limitation, its scope, objectives, staffing and schedules.

     5.2   Release 1.0 Project Management.  Vignette will have primary
           ------------------------------
responsibility, including providing all personnel resources necessary (except as provided below), for the development activities during the Design Phase and will provide project management and organize a project team to perform its obligations under this Agreement in a timely manner. Each party will designate an appropriate employee of such party (collectively the "Project Managers") who will be the other party's contact on behalf of the appointing party during the Design Phase. The Project Managers shall have the authority and power to make decisions on behalf of their respective employers with respect to all aspects of the Design Phase of this Agreement, and each party shall be entitled to rely upon such decisions as binding upon the other party. Either party may change its Project Manager upon prior written notice to the other party.

     5.3   Development Plan.  Commencing on the Effective Date and continuing
           ----------------
until the Marketing Phase, the Project Managers shall meet as often as either party reasonably requests to establish and, as necessary, periodically revise a plan (the "Development Plan") which will set forth the respective tasks of the parties during the Design Phase and establish a schedule for the timely implementation of these tasks. The Development Plan shall also include a conceptual description of the feature set that will integrate Vignette's existing content management software (the "Content Server") with Prism and/or Release 1.0. As of the Effective Date, the parties have agreed that the integration of the Content Server and Prism shall include at least the feature set as set forth on attached Schedule C.

     5.4   Design Phase.
           ------------

           (a)  Vignette's Obligations.  Vignette, with the cooperation and
                ----------------------
     assistance of c|net as set forth herein, but at its expense, will use commercially reasonable efforts during the Design Phase to develop Release 1.0, which will contain all material information required by the Development Plan. Vignette shall staff the Design Phase with Vignette personnel located at its Austin, Texas facility and, at its expense, make such personnel available for Release 1.0 development activities at c|net's New Jersey and/or San Francisco locations as the Project Managers may consider reasonably appropriate throughout the development.

           (b)  c|net's Obligations.  During the Design Phase, c|net shall
                -------------------
     contribute, at its expense, the following technical staff:

                (1) a senior Prism engineer, to be located at Vignette's Austin, Texas facilities, for four (4) weeks during the first (2) months of the Design Phase, of which the four (4) week period will be mutually agreed to by the parties;

                (2) a Prism template designer, to be located at c|net's facilities but who shall be available for travel to Vignette's facilities in Austin, Texas as mutually agreed between the parties in order to meet the Development Plan;

                (3) a senior Prism engineer providing technical consultation via telephone and e-mail inquiries, on an as-needed basis during periods in which there are no other c|net personnel located at Vignette's Austin, Texas facilities; and

                (4) a senior Prism engineer, to be located at Vignette's Austin, Texas facilities, for four (4) weeks during the last month of the Design Phase, of which the four (4) week period will be mutually agreed to by the parties.

     5.5   Completion of the Design Phase.  Upon the successful completion of
           ------------------------------
the Design Phase as agreed to by the Project Managers, the Commercial Product shall be deemed in existence and the Marketing Phase shall begin as set forth in
Article 6 below. Upon completion of the Design Phase, c|net shall have no obligation to provide any further engineering or technical support as required in Article 5.4(b).

     5.6   Development Expenses.  Except as provided in the last sentence of
           --------------------
Article 5.6, neither party shall charge the other party in any manner for any expenses or costs in connection with the efforts undertaken during the Design Phase.

     6.    THE COMMERCIAL SYSTEM

     6.1   Vignette's Obligations.  Vignette shall incorporate Prism into its
           ----------------------
content management product strategy, taking all reasonable steps necessary to market, sell, support and enhance the Commercial System.

     6.2   c|net's Obligations.  c|net shall use the Commercial System (at no
           -------------------
cost to c|net) for a minimum of twelve (12) months after the Marketing Phase begins. During this twelve month period, c|net shall not use any Competitive System unless (a) c|net acquires a company that is using a Competitive System, in which case c|net may continue using such Competitive System in connection with the operations of the acquired company; (b) Vignette is acquired by a third party that is reasonably competitive with c|net; (c) such Competitive System offers significant functions or features that are not offered by the Commercial System, in which case c|net can use such Competitive System to the extent necessary to take advantage of such functions and features; or (d) the Commercial System does not perform in a manner that is reasonably equivalent (or superior) to Prism. After such twelve month period, neither party shall have any further obligation to the other party regarding the future design, development or direction of Prism, the underlying technology or the Commercial System.

     6.3   Joint Promotional Efforts.  During the Term, Vignette and c|net shall
           -------------------------
use reasonable efforts, jointly and severally, but at each party's expense, to promote and market the Commercial System, such efforts to include, without limitation, the following:

           (a)  press releases, press calls and c|net site profiles;

           (b) industry conferences, analyst briefings and other public events; and

           (c)  providing industry and customer introductions and references.

     Each party shall have the sole control over the type of individual activities it undertakes with respect to this paragraph, and the parties shall consult and agree on any joint activities.

     6.4   Marketing Expenses.  Nothing herein in this Article 6 shall be deemed
           ------------------
to require either party to incur expenses on behalf of the other party, or to undertake actions in any manner not consistent with the party's ordinary business and promotional activities.

     6.5   Trademark Rights.  To the extent necessary to implement the
           ----------------
provisions of this Article 6, but subject to reasonable approval rights, each of the parties grants the other party the right to use the other party's name and marks in connection with any marketing or promotional materials for the Commercial System.

     6.6   Ownership Rights.  Vignette shall own all right, title and interest
           ----------------
in and to the Commercial System and all Intellectual Property rights embodied therein subject to c|net's retained Intellectual Property rights in Prism (as specified in Section 3.2 above) and the license rights granted c|net for Internal Use. c|net shall make and hereby makes any assignment necessary to accomplish the foregoing.

     7.    REPRESENTATIONS, WARRANTIES AND INDEMNITIES

     7.1   Authority.  Each party represents and warrants to the others that it
           ---------
has the power and authority to enter into and perform its obligations under this Agreement and that the signatory on its behalf is authorized to execute this Agreement and bind its principal to the terms and conditions of this Agreement.

     7.2   General Warranties.  Each party represents and warrants that (a) the
           ------------------
execution and performance of this Agreement does not require the consent or approval of any third party; (b) such party has not entered into any agreements or commitments inconsistent with the rights and obligations set forth in this Agreement; and (c) such party will not assert against the other party any patent, copyright or other proprietary right or IP of any kind, now or hereafter acquired, that would interfere with the rights granted by and the uses contemplated by this Agreement.

     7.3   Commercial System Warranty.  With respect to its use of the
           --------------------------
Commercial System, c|net will be entitled to the benefit of any warranties made in writing by Vignette to other end users of the Commercial System from time to time, as if such warranties were made directly to c|net.

     7.4   Disclaimer.  EXCEPT AS PROVIDED ABOVE, THERE ARE NO OTHER WARRANTIES
           ----------
HEREUNDER AND THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF ANY OTHER WARRANTY OBLIGATION ON THE PART OF EITHER PARTY.

     7.5   Cross Indemnity.  Vignette and c|net each agree to indemnify, defend
           ---------------
and hold harmless the other from any and all losses arising out of the services to be provided under this Agreement, including such losses arising out of (i) the death or bodily injury of any agent, employee, customer, business invitee or business visitor of the indemnitor, or (ii) the damage, loss or destruction of any real or tangible personal property of the indemnitor.

     7.6   Intellectual Property Indemnity.  With respect to the Commercial
           -------------------------------
System, and except as provided below, Vignette agrees to indemnify, defend and hold harmless c|net from any and all losses arising out of any claims of infringement of any issued United States letters patent, or a trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by contract or by common law or by any law of the United States or any state alleged to have occurred as a result of the manufacture, use, sale, distribution, licensing, marketing or other exploitation of the Commercial System; provided, however, that this indemnity shall not apply unless c|net notifies Vignette promptly of any matters in respect of which the foregoing indemnity may apply and of which c|net has knowledge and gives Vignette the full opportunity to control the response thereto and the defense thereof, including, without limitation, any agreement relating to the settlement thereof. The foregoing obligation of Vignette shall not extend to infringement arising out of Prism or any modification of the Commercial System by c|net (where the infringement is caused by such modification) or the combination, operation or use of the Commercial System by c|net with other programs or data if such infringement would have been avoided by the combination, operation or use of the Commercial System with other than such other programs or data. c|net shall indemnify, defend and hold harmless Vignette for infringement excluded by the preceding sentence.

     With respect to Prism, and except as provided below, c|net agrees to indemnify, defend and hold harmless Vignette from any and all losses arising out of any claims of infringement of any issued United States letters patent, or a trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by contract or by common law or by any law of the United States or any state alleged to have occurred as a result of the manufacture, use, sale, distribution, licensing, marketing or other exploitation of Prism; provided, however, that this indemnity shall not apply unless Vignette notifies c|net promptly of any matters in respect of which the foregoing indemnity may apply and of which c|net has knowledge and gives c|net the full opportunity to control the response thereto and the defense thereof, including, without limitation, any agreement relating to the settlement thereof. The foregoing obligation of c|net shall not extend to infringement arising out of the Commercial System (exclusive of Prism) or any modification of the Prism by Vignette (where the infringement is caused by such modification) or the combination, operation or use of Prism by Vignette with other programs or data if such infringement would have

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

been avoided by the combination, operation or use of Prism with other than such other programs or data. Vignette shall indemnify, defend and hold harmless c|net for infringement excluded by the preceding sentence.

     THE FOREGOING OBLIGATIONS CONSTITUTE EACH PARTY'S SOLE LIABILITY AND SOLE REMEDY FOR INFRINGEMENT OF INTELLECTUAL PROPERTY.

     7.8   Survival.  Except as otherwise provided, the representations,
           --------
warranties and indemnities set forth in this Article shall survive for a period of ***** from the Effective Date.

     8.    TERMINATION FOR INSOLVENCY.

     In the event that either party hereto is unable to pay its debts generally as they come due or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, then the other party hereto may, by giving written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination.

     9.    LIMITATION OF LIABILITY

     9.1   Exclusive Remedy.  In the event c|net terminates this Agreement under
           ----------------
Article 8, Vignette's ownership interests in the Transferred Assets shall be unaffected, however, c|net shall have the right to terminate the licenses set forth in Article 4.1. In the event Vignette terminates this Agreement under
Article 8, c|net's ownership interests in the Intellectual Property shall be unaffected, however, Vignette shall have the right to terminate the licenses set forth in Article 4.2.

     9.2   Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE FOR ANY
           -----------------------
CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, LOST PROFITS OR LOST SAVINGS OF ANY PARTY. THE REMEDIES SET FORTH ABOVE CONSTITUTE THE ONLY REMEDIES UNDER THIS AGREEMENT. THEY ARE IN LIEU OF ALL OTHER REMEDIES UNDER STATUTE OR COMMON LAW.

     10.   ENFORCEMENT RIGHTS

     10.1  Right to Bring IP Claims.  The right to bring an IP claim shall be
           ------------------------
determined according to applicable laws and regulations, based on the ownership of the IP that is involved in the claim.

     10.2  Cooperation.  Each party agrees to reasonably cooperate with the
           -----------
owner of an IP right allegedly infringed at the expense of the prosecuting party.

     11.   CONFIDENTIAL INFORMATION

     11.1  Obligation of Confidentiality.  Subject to Article 11.2, each party
           -----------------------------
agrees to use its best efforts to maintain the confidentiality of Confidential Information so as to prevent the unauthorized use, dissemination and disclosure of such Confidential Information. To protect Confidential Information against unauthorized use, dissemination and disclosure, each party agrees to use protective measures no less stringent than those the party uses within its business to protect its own similarly situated proprietary information, which protective measures shall under all circumstances be at least reasonable measures designed to ensure the continued confidentiality of the Confidential Information. Each party agrees to use Confidential Information solely for the purposes expressly set forth in this Agreement. Each party shall only disclose Confidential Information to their employees and affiliates on a need-to-know basis.

     11.2  Exclusions.  Notwithstanding the other provisions of this Agreement,
           ----------
Confidential Information shall not include information that the receiving party can show:

           (i) is generally known or available, or becomes known or available, without breach of this Agreement.

           (ii)   is or has been publicly disclosed in a lawful manner;

           (iii) was known to the party to whom it is disclosed prior to such disclosure;

           (iv) is or has been rightfully received from a third party without breach of an obligation of confidence;

           (v) is independently developed by one party without use of Confidential Information of the other party; or

           (vi) is required to be disclosed pursuant to official governmental process, order or demand.

     12.   MISCELLANEOUS TERMS AND CONDITIONS

     12.1  Dispute Resolution.  The dispute resolution procedures set forth in
           ------------------
the Stock Purchase Agreement shall be used to resolve disputes arising under this Agreement.

     12.2  Survival of Certain Rights and Obligations.  Except as otherwise
           ------------------------------------------
provided, the assignments, confidentiality obligations and licenses, including applicable limitations and restrictions, set forth in this Agreement shall survive any termination or expiration of this Agreement.

     12.3  Section Headings.  The Section headings herein are for convenience
           ----------------
only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.4  Legal Counsel.  Each party acknowledges and represents that, in
           -------------
executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel. This Agreement shall not be construed against any party by reason of the drafting or preparation of this Agreement by that party.

     12.5  Modification.  This Agreement may be amended or modified only by a
           ------------
writing executed by the parties.

     12.6  No Waiver.  The failure by any party at any time or times to require
           ---------
performance of any provision hereof shall in no manner effect such party's right at a later time to enforce the same. No waiver by any party of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed a further or continuing waiver of such provision. All waivers must be in writing.

     12.7  Severability.  If any of the provisions of this Agreement shall be
           ------------
held by a court of competent jurisdiction to be contrary to any state or federal law, the remaining provisions of this Agreement will remain in full force and effect and shall be construed to accomplish the intent of the parties, and any invalid provision shall be deemed deleted from this Agreement.

     12.8  Governmental Compliance.  The parties agree that they will not in any
           -----------------------
form export, re-export, resell, ship or divert or cause to be exported, re-exported, resold, shipped or diverted, directly or indirectly, any product, technical data or software furnished hereunder or the direct product of such technical data or software to any country for which the United States Government or any agency thereof at the time of export and re-export requires any export license or other governmental approval without first obtaining such license or approval.

     12.9  Choice of Law.  This Agreement and the performance of the parties
           -------------
hereunder shall be construed in accordance with the governed by the laws of the State of Texas.

     12.10 Further Assurances.  Each party shall perform any further acts, sign
           ------------------
and deliver any further instruments and documents as any other party may reasonably request to accomplish the purposes of this Agreement.

     12.11 Notices.  Any notice, communication or statement related to this
           -------
Agreement shall be in writing and deemed effective when delivered in person, by verified facsimile transmission, by electronic mail, or by first class mail, postage prepaid, to the address or facsimile number of the respective party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives.

Vignette Corporation                    c|net, inc.


_________________________________       ________________________________________
Signature                               Signature


_________________________________       ________________________________________
Typed or Printed Name                   Typed or Printed Name


_________________________________       ________________________________________
Date                                    Date